UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2023

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1902 Reston Metro Parkway Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(c)     On September 14, 2023, the Board of Directors of ICF International, Inc. (the “Company”) amended Sections 1.6 - 1.8 and Article VII of its bylaws to address and incorporate guidelines relating to SEC Rule 14a-19 and to incorporate the latest Delaware General Corporation Law (“DGCL”) updates around shareholder lists, meeting adjournments and emergency bylaws, as well as to provide updated procedures for meetings of stockholders. The Amended and Restated Bylaws are effective as of September 14, 2023.

The description above of the amendments to the Company’s bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of section 2.2 of the bylaws as amended, set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

The Amended and Restated Bylaws of ICF International, Inc. are attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws of ICF International, Inc., as of September 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: September 26, 2023	By:	/s/ James E. Daniel
James E. Daniel Executive Vice President